UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: May 31, 2006
(Date of earliest event reported)
Consulier Engineering, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-17756 (Commission File Number)	59-2556878 (IRS Employer Identification Number)

2391 Old Dixie Highway, Rivera Beach, Florida (Address of principal executive offices)	33404 (Zip Code)
561-842-8492
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Consulier Engineering, Inc. (the “Company”) today announced via a press release that on May 25, 2006 it received a notice from the Nasdaq Stock Market (“Nasdaq”) indicating that the Company has failed to comply with Marketplace Rule 4310(c)(2)(B) requiring stockholders’ equity of at least $2.5 million or $35 million market value of listed securities or $500,000 of net income from continuing operations for the most completed fiscal year or two of the three most recently completed fiscal years. A copy of the Company’s press release announcing receipt of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(a) Financial statements:
     None
(b) Pro forma financial information:
     None
(c) Shell company transactions:
     None
(d) Exhibits
99.1	Press Release of Consulier Engineering, Inc. dated May 31, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2006	CONSULIER ENGINEERING, INC.
	By:	/s/ Alan R. Simon
Alan R. Simon
Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Consulier Engineering, Inc. dated May 31, 2006

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